Exhibit 10.4

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $_______	Issue Date: July ____, 2025

Purchase Price with Original Issue Discount (“OID”): $_______

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Aspire Biopharma Holdings, Inc., a Delaware corporation (the “Borrower”), as of August 6, 2026 (the “Issue Date”), hereby promises to pay to the order of ___________ (the “Lender” and including its registered assigns, the “Holder”), the principal sum of $_______ (the “Principal Amount”) at maturity or upon acceleration or otherwise, as set forth herein (this “Note”). Upon an Event of Default, as such term is defined herein, the then outstanding Principal Amount shall automatically increase by 20%.

This Note is being issued by the Borrower to the Lender and other lenders pursuant to that certain Convertible Note Purchase Agreement (the “Purchase Agreement”) entered into by the Borrower, the Lender, and such other lenders on the Issue Date.

The maturity date of the Note shall be the date that is six (6) months from the Issue Date (the “Maturity Date,” as may be extended as set forth below), and is the date upon which the Borrower shall pay to the Holder an amount in cash representing all then outstanding Principal Amount and any other amounts outstanding pursuant to the terms of this Note. At the option of the Borrower, upon prior ten (10) days’ prior written notice to the Holder, the Maturity Date may be extended by up to two (2) additional one-month periods; each month extension will add an additional 5% to the OID (which shall automatically increase the then outstanding Principal Amount by the same amount), which shall be calculated on a daily basis. By way of example only, should the Borrower extend the Maturity Date one additional month, the OID on the Note shall be 25%, should it thereafter extend the Note for another additional month the OID on the Note shall be 30%.

All payments due hereunder (to the extent not converted into the Borrower’s Common Stock, par value $0.0001 per share (the “Common Stock”)) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims, and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. Capitalized terms used in this Note shall have the meanings set forth in the Purchase Agreement unless otherwise defined in this Note.

This Note is a secured obligation of the Borrower and is secured by a security interest in and continuing lien upon all assets and property of the Borrower and each of its Subsidiaries, whether now owned or hereafter acquired, granted to the Holder pursuant to Section 10 of the Purchase Agreement, which security interest is subordinate in priority to any liens or security interests securing the Borrower’s existing indebtedness that is secured as of the Issue Date. The Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such UCC-1 financing statements and other instruments, and take such further action, as the Holder may reasonably request from time to time to create, evidence and perfect such security interest.

The following additional terms shall also apply to this Note:

ARTICLE I

1.1 Conversion Price. The conversion price shall be $8.00 per share of Common Stock (the “Conversion Price”). The Conversion Price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock.

1.2 Conversion; Company Cash Payment Option.

(a) Optional Conversion Right. The Holder shall have the right at any time to convert all or any part of the entire outstanding and unpaid Principal Amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (a “Conversion”). The number of shares of Common Stock to be issued upon each such conversion of this Note shall be determined by dividing the Conversion Amount (the portion of the Principal Amount being converted) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.3 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).

(b) Maximum Share Limitation. Notwithstanding the provisions of Section 1.2(a), in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (excluding shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “Maximum Share Amount”). The Holder, upon not less than 61 days’ prior written notice to the Borrower, may increase the Maximum Share Amount, provided that the Maximum Share Amount shall never exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 1.2 shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Borrower. The Maximum Share Amount provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.2 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Share Amount provisions contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of this Note. For purposes of this Section 1.2, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

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(c) Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note, Borrower and Holder agree that the total cumulative number of shares of Common Stock issued to Holder hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (the “Nasdaq 19.99% Cap”). If the number of shares of Common Stock issued to Holder reaches the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash.

(d) Change of Control Conversion. Notwithstanding the Holder’s right to convert this Note at any time pursuant to Section 1.2(a), upon the occurrence of a Change of Control, the entire outstanding Principal Amount of this Note shall, at the election of the Holder made by written notice to the Borrower at any time prior to the consummation of such Change of Control, automatically convert into shares of Common Stock at the Conversion Price immediately prior to the consummation of such Change of Control, or, at the Holder’s election, the Borrower shall prepay in cash the entire outstanding Principal Amount of this Note concurrently with the consummation of such Change of Control. The Borrower shall provide the Holder with written notice of a proposed Change of Control not less than ten (10) business days prior to the consummation thereof. For purposes of this Note, “Change of Control” means (i) the consummation of a merger, consolidation, share exchange, business combination, reorganization or similar transaction involving the Borrower, unless the persons who were the beneficial owners of the outstanding voting securities of the Borrower immediately prior to such transaction beneficially own, immediately after such transaction, more than 50% of the outstanding voting securities of the surviving or resulting entity, (ii) the sale, lease, exclusive license or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to a person or group that is not an affiliate of the Borrower, or (iii) the acquisition by any person or group (as defined under the Exchange Act) of beneficial ownership of more than 50% of the outstanding voting power of the Borrower’s Common Stock, other than in a transaction approved in advance by a majority of the Borrower’s board of directors as constituted immediately prior to such acquisition.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, equal to 150% of the number of shares of Common Stock issuable upon the full conversion of this Note (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower acknowledges that it has irrevocably instructed its transfer agent to issue certificates (or book-entry shares) for the Common Stock issuable upon conversion of this Note, and agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates (or applicable instructions for the issuance of book-entry shares) to execute and issue the necessary certificates (or book-entry shares) for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of this Note; provided, that notwithstanding anything to the contrary herein, the Borrower shall only be required to confirm and adjust the Reserved Amount one time per calendar month.

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1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.2(b), this Note may be converted by the Holder further to Section 1.2(a) in whole or in part at any time as described thereunder, (A) by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:00 a.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

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(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Principal Amount on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 11:00 a.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Sections 1.2 and 1.3 and in this Section 1.4, the Borrower shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Borrower shall pay to the Holder $3,000 per business day for each business day beyond the Deadline that the Borrower fails to deliver such Common Stock (unless such failure results from war, acts of terrorism, an epidemic, or natural disaster) (“Conversion Default Payments”). Such amount shall be paid to Holder in cash by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the Principal Amount of this Note on the fifth day of the month following the month in which it has accrued, in which event such additional Principal Amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and/or interference with such conversion right are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

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1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”), or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

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1.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or non-waived Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates or transmission of such shares pursuant to Section 1.4(f) for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.4(g) to the extent required thereby for such conversion default and any subsequent conversion default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.1) for the Borrower’s failure to convert this Note.

ARTICLE II

PREPAYMENT AND MANDATORY PAYMENT

2.1 Voluntary Prepayment. The Borrower may voluntarily repay all or any portion of the Principal Amount at any time without penalty.

2.2 Mandatory Payment. The Borrower shall prepay the outstanding Principal Amount in an amount equal to 25% of the net proceeds from any equity or debt issuance concurrently with the receipt of such proceeds.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following shall each constitute an “Event of Default”, with no right to notice or the right to cure except as specifically stated:

3.1 Failure to Pay. The Borrower fails to pay any amount when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise.

3.2 Reserve/Issuance Failures. The Borrower fails to reserve a sufficient amount of shares of Common Stock as required under the terms of the Purchase Agreement, fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of any securities of the Borrower held by the Holder, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to any securities of the Borrower held by the Holder as and when required by such securities (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two business days after the Holder shall have delivered an applicable notice of conversion or exercise. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of any securities held by the Holder is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion or exercise (excluding for the avoidance of doubt, the conversion price which is the Holder’s obligation to pay), such advanced funds shall be paid by the Borrower to the Holder within five business days, either in cash or as an addition to the balance of this Note, and such choice of payment method is at the discretion of the Borrower.

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3.3 Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or any other documents entered into between the Borrower and the Holder the breach of which has (or with the passage of time will have) and such breach is not cured within five (5) business days of the date of such breach, if such breach is capable of cure.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in connection with the Purchase Agreement or any Transaction Document, shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of the Borrower and, in the case of involuntary proceedings, have not been dismissed within 61 days.

3.7 Delisting of Common Stock on the Trading Market. The Borrower shall fail to maintain the listing or quotation of the Common Stock on Nasdaq Capital Market.

3.8 Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.9 SEC Reporting Failure. The Borrower shall fail to be or remain current in the filing of all reports and other materials required to be filed by the Borrower pursuant to Section 13(a) or 15(d) of the Exchange Act, including any failure to timely file any such report (after giving effect to any applicable extension period pursuant to Rule 12b-25 under the Exchange Act), or the Borrower shall otherwise cease to be subject to the reporting requirements of the Exchange Act.

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ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, offers, acceptance and any other acts under this Notice (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by e-mail, by FedEx or similar receipted next day delivery, as follows:

Ito the Borrower, to: Aspire Biopharma Holdings, Inc. 23150 Fashion Drive, Ste 232 Estero, FL 33928 Att: Kraig Higginson, Chief Executive Officer	Aspire Biopharma Holdings, Inc. 23975 Park Sorrento, Suite 205 Calabasas,CA 91302 Email: amir@neonc.com Attention: Amir Heshmatpour, President

with a copy to: Sichenzia Ross Ference Carmel, LLP 1185 Avenue of Americas, 26th Floor New York, NY 10036 Att: Arthur S. Marcus, Esq. (which shall not constitute notice)	Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor

If to Holder:

Email:

Attention:

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4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of any other jurisdiction.

4.7 Arbitration. Any disputes, claims, or controversies arising out of or relating to this Note, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Note to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration as provided for in the Purchase Agreement. Either party to this Note may, without waiving any remedy under this Note, seek from any federal or state court sitting in the State of Delaware any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees, and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within sixty days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

4.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time), the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest, if any, on this Note.

** signature page to follow **

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

ASPIRE BIOPHARMA HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT A

SECURED CONVERTIBLE PROMISSORY-NOTE - NOTICE OF CONVERSION

The undersigned hereby elects to convert $_____ amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of Aspire Biopharma Holdings, Inc. (the “Borrower”), according to the conditions of the convertible promissory note of the Borrower dated as of August 6, 2026 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime

Broker: Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[______]

e-mail: [______]

Date of Conversion:	_____

Applicable Conversion Price:	$_____

Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Note:	_____

Amount of Principal Balance Due remaining Under this Note after this conversion:	_____

[______]

By:
Name:
Title:
Date:

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